UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2013

Bacterin International Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)
600 Cruiser Lane Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)
(406) 388-0480
(Registrant’s Telephone Number, Including Area Code) Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2013, Bacterin International Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain new and existing accredited investors (the “Investors”) for the private placement of the Company’s common stock and warrants to purchase shares of the Company’s common stock. Subject to NYSE MKT additional listing approval, the Company will issue approximately 8.51 million shares of common stock to the Investors at a price of $0.57 per share together with warrants (the “Investor Warrants”) to purchase up to 4.25 million shares of common stock for aggregate gross proceeds of approximately $4.85 million (the “Financing Transaction”). The Investor Warrants will be exercisable beginning six months from the date of issuance, have an exercise price of $0.72 per share, and will be exercisable for seven years. The sale of securities under the Purchase Agreement is subject to certain customary closing conditions, and the Company anticipates that the Financing Transaction will close on or about June 10, 2013.

William Blair & Company, L.L.C. served as sole placement agent for the Financing Transaction (the “Placement Agent”).  The Company will pay the Placement Agent a commission in the aggregate amount of approximately $400,000 upon the closing of the Financing Transaction.

In connection with the closing of the Financing Transaction, the Company will also enter into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company will agree to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the shares of common stock issued to the Investors under the Purchase Agreement and the shares of common stock that are issuable to the Investors upon exercise of the Investor Warrants. The Company’s directors and named executive officers will also agree to enter into a Lock-up Agreement restricting sales and other transfers of Company securities until 30 days after the registration statement becomes effective, subject to certain limited exceptions.

The following is a brief summary of the Purchase Agreement, the Registration Rights Agreement, Lock-Up Agreement and the Investor Warrants, which are qualified in their entirety by reference to the full text of such documents which are attached as Exhibits 10.1, 10.2, 10.3 and 4.1 attached hereto.

Purchase Agreement

The Purchase Agreement contains representations and warranties by the Company and the Investors and covenants of the Company and the Investors (including indemnification from the Company in the event of breaches of its representations and warranties), which the Company believes are customary for transactions of this type.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company will be required to prepare and file a registration statement (the “Registration Statement”) with the SEC under the Securities Act of 1933 covering the resale of the shares of common stock to be issued to the Investors under the Purchase Agreement and the shares of common stock underlying the Investor Warrants.  The Company will be required to file such Registration Statement within thirty (30) calendar days following the date of the Registration Rights Agreement (the “Filing Deadline”). The Company will be required to use its best efforts to have the Registration Statement declared effective as soon as practicable.  Pursuant to the Registration Rights Agreement, if (i) the Registration Statement is not filed with the SEC on or prior to the Filing Deadline, (ii) the Registration Statement is not declared effective by the SEC on or prior to the 30th day after the Filing Deadline (or the 120th day after the Filing Deadline if the SEC determines to review the Registration Statement), or (iii) the Company fails to continuously maintain the effectiveness of the Registration Statement (with certain permitted exceptions), the Company will incur certain liquidated damages to the Investors.

Lock-Up Agreements

The Company’s directors and named executive officers will enter into Lock-Up Agreements whereby they agree not to sell or transfer Company securities until 30 days from the date the Registration Statement is declared effective by the SEC, subject to certain limited exceptions.

Investor Warrants

The Investor Warrants will be exercisable beginning six months from the date of the Investor Warrants, in full or in part, and remain exercisable for seven years, at an exercise price of $0.72 per share. The Investor Warrants will also provide for certain antidilutive adjustments that may be made to the exercise price, subject to an exercise price floor, and other adjustments that may be made to the number of shares issuable upon exercise due to future corporate events or otherwise. In the case of certain fundamental transactions affecting the Company, the holders of the Investor Warrants, upon exercise of the Investor Warrants after such fundamental transaction, will have the right to receive, in lieu of shares of the Company’s common stock, the same amount and kind of securities, cash or property such Investor would have been entitled to receive upon the occurrence of the fundamental transaction had the Investor Warrant been exercised immediately prior to such fundamental transaction. The Investor Warrants contain a “cashless exercise” feature that allows the Investors to exercise the warrants without a cash payment to the Company upon the terms set forth in the Investor Warrants.

The foregoing description of the terms and conditions of the Purchase Agreement, Registration Rights Agreement, Lock-Up Agreements and Investor Warrants is only a summary and is qualified in its entirety by the full text of the Purchase Agreement, Registration Rights Agreement, Lock-Up Agreements and Investor Warrants, forms of which are filed as Exhibits 10.1, 10.2, 10.3 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02.                      Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above regarding the Financing Transaction is incorporated herein by reference.

In the Financing Transaction, the Company offered and will sell its securities to “accredited investors” (as defined by Rule 501 under the Securities Act) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 thereunder and corresponding provisions of state securities laws.  The Purchase Agreement contains representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, the Investors did not acquire the securities with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are accredited investors. The Company relied upon the representations made by the Investors pursuant to the Purchase Agreement in determining that such exemptions were available.

Item 7.01 Regulation FD Disclosure.

The information in this Item 7.01 and the document attached as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On June 5, 2013, the Company issued a press release announcing the Financing Transaction. A copy of the press releases is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

  See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2013	BACTERIN INTERNATIONAL HOLDINGS, INC.

By: /s/ John Gandolfo
Name: John Gandolfo
Title: CFO and Interim Co-CEO

EXHIBIT INDEX

Exhibit No	Description
4.1	Form of Warrant to be issued to the Investors
10.1	Form of Securities Purchase Agreement by and between the Company and the Investors
10.2	Form of Registration Rights Agreement by and between the Company and the Investors
10.3	Form of Lock-Up Agreement to be executed by directors and named executive officers
99.1	Press Release dated June 5, 2013